UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2013

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On June 3, 2013, Zynga Inc. (the “Company”) issued a press release announcing substantial cost reductions and updating its outlook for the quarter ending June 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 3, 2013, the Company’s Board of Directors approved a reduction in force of approximately 520 employees, constituting approximately 18% of the Company’s global workforce, whose employment will be terminated as part of an overall plan to reduce the Company’s cost structure.

The Company estimates it will incur approximately $26 million to $31 million in total restructuring expenses, of which approximately $25 million to $30 million will result in future cash expenditures. The Company expects to recognize pre-tax restructuring charges of approximately $24 million to $26 million in the quarter ended June 30, 2013, and $2 million to $5 million in the quarter ended September 30, 2013. These second quarter costs will consist of severance and other employee-related costs (approximately $22 million to $24 million), lease and contract termination costs (approximately $1 million) and other costs (approximately $1 million).

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, our outlook for second quarter 2013 revenue, net loss, EPS, bookings, Adjusted EBITDA and non-GAAP EPS; our outlook for full year 2013 Adjusted EBITDA margin; our estimated cost reduction plans and proposed reduction in force; our estimated pre-tax savings, pre-tax restructuring charges and estimated reduction of stock-based expense, and the timing for such estimated savings, charges and expense reductions; our proposed non-headcount cost reductions; and our future operational and strategic plans.

Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013 and in our Annual Report on Form 10-K for the full year ended December 31, 2012, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, our relationship with Facebook or changes in the Facebook platform, our ability to maintain significant bookings for franchise games, despite increasing decay rates for games generally, our ability to control and reduce expenses, disruptions in our business and bookings expectations as a result of the restructuring, our exposure to illegitimate credit card activity in Zynga Poker, acquisitions by us, and changes in corporate strategy or management.

Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press release issued by Zynga Inc. entitled “Zynga Announces Substantial Cost Reductions” dated June 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYNGA INC.

Date: June 3, 2013	By:	/s/ Mark Vranesh
Mark Vranesh
Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release issued by Zynga Inc. entitled “Zynga Announces Substantial Cost Reductions” dated June 3, 2013.